BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

040105

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20160415802-49
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 09/20/2016 8:21 AM
	Entity Number E0415492016-0

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: HICLASST, INC

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: STATE AGENT AND TRANSFER SYNDICATE, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity:

Street Address: City: Nevada Zip Code:

Mailing Address (if different from street address): City: Nevada Zip Code:

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with *par value:* 200,000,000 Par value per share: $ .001 Number of shares *without par value:*

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) PATRICK WIEDERMAN
Name

Street Address	City	State	Zip Code
112 NORTH CURRY STREET	CARSON CITY	NV	89703

2)
Name

Street Address	City	State	Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

State Agent and Transfer Syndicate, Inc.
Name

X (signature) For State Agent and Transfer Syndicate
Incorporator Signature

Address	City	State	Zip Code
112 North Curry Street	Carson City	NV	89703

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X (signature) For State Agent and Transfer Syndicate
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

September 20, 2016
Date

This form must be accompanied by appropriate fees.